Exhibit 5.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

April 11, 2014

Box Ships Inc.
15, Karamanli Avenue
Voula, 16673
Athens, Greece

Re:           Box Ships Inc.

Ladies and Gentlemen:

We have acted as counsel to Box Ships Inc. (the "Company") in connection with (i) the preparation of the Company's registration statement on Form F-3 (File No. 333-181076) (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission") on May 1, 2012, relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of an aggregate of $500,000,000 of securities, including shares of the Company's common stock (the "Common Stock"), including preferred stock purchase rights, par value $0.01 per share, shares of the Company's preferred stock, par value $0.01 per share, debt securities of the Company, warrants to purchase the Company's securities, purchase contracts to purchase the Company's securities, rights to purchase the Company's securities and units comprised of any of the foregoing securities, and the prospectus of the Company included in the Registration Statement (the "Base Prospectus"); (ii) the preparation of a preliminary prospectus supplement to the Base Prospectus dated April 9, 2014 (the "Preliminary Prospectus Supplement"); and (iii) a final prospectus supplement to the Base Prospectus dated April 10, 2014 (the "Final Prospectus Supplement" and, together with the Base Prospectus and Preliminary Prospectus Supplement, the "Prospectus") with respect to the Company's issuance and sale of up to 5,651,348 of the Company's common shares, $0.01 par value (the "Shares"), including related preferred stock purchase rights (the "Initial Shares Preferred Stock Purchase Rights"), and up to 5,651,348 warrants (the "Warrants") to purchase up to 2,260,539 of the Company's common shares (the "Warrant Shares"), including related preferred stock purchase rights (the "Warrant Shares Preferred Stock Purchase Rights," and together with the Initial Shares Preferred Stock Purchase Rights, the "Preferred Stock Purchase Rights").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iv) the Stockholders Rights Agreement dated as of April 18, 2011 (the "Rights Agreement"); (iii) the Warrant; and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that (i) the Shares, Warrants and Warrant Shares have been duly authorized by the Company; (ii) when issued and delivered pursuant to the Final Prospectus Supplement, the Shares will be validly issued, fully paid and non-assessable; (iii) the Warrant Shares, when issued and delivered against payment therefor upon the exercise of the Warrants in accordance with the terms therein, will be validly issued, fully paid and nonassessable; (iv) when issued and delivered pursuant to the Final Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (v) when issued and delivered pursuant to the Final Prospectus Supplement, the Preferred Stock Purchase Rights will constitute binding obligations of the Company in accordance with the terms of the Rights Agreement.

This opinion is limited to the laws of the State of New York and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Preliminary Prospectus Supplement and in the Final Prospectus Supplement, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP